Exhibit 99.1

First China Pharma Projects Sales Results Double Over Previous Year Earnings

KUNMING, CHINA--(Marketwire -01/26/12)- First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB) (“First China” or the “Company”), a rapidly growing and technologically advanced healthcare products distributor based in Yunnan, China, is pleased to announce currently projected unaudited sales figures for the year ending December 31, 2011 in excess of $US55 million.

The Company’s net sales include full 12-month results from the Company’s wholly-owned operating subsidiary, Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), for the year ended December 31, 2011. The Company is still in the process of consolidating its financial statements in US GAAP and currently cannot offer any information beyond net sales. In order to provide investors a better understanding of the company’s financial performance, over the next 60 days, management will post unaudited financial statements for each quarter, commencing January 1, 2010.

Company Chairman and CEO Mr. Zhen Jiang Wang notes, “We are very pleased to have doubled our sales from last year by exceeding our stated target of $50 million. We continue to expand largely due to our superior distribution and logistics strategy powered by our government licensing which, in turn, drives our internet business model permitting us to consistently outperform our competitors. In 2012, the Company will focus on continuing to rapidly expand sales and look for higher margin products to import, distribute and even manufacture.”

Further details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

About First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 7,100 drugs to more than 4,700 pharmacies, hospitals and clinics in China’s Yunnan Province. For more information visit: www.firstchinapharma.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, acquisition strategies, speed of the processing management system, ability to eliminate false transactions and fraudulent activity, national distribution expansion, growth opportunities, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
First China Pharmaceutical Group, Inc.

Zhen Jiang Wang
Chairman and CEO

Contact:

Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com